                                                                     Exhibit 5.1

                                                     Date: January, 27th 2005
                                                     Ref:  186\116\2

SHNITZER, GOTLIEB, SHARON & CO.

To:
LIPMAN ELECTRONIC ENGINEERING LTD.
11 Haamal Street, Park Afek
Rosh Haayin 48092
Israel
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         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration
Statement") to be filed with the Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Lipman Electronic Engineering Ltd., an Israel corporation (the "Company"), relating to an 700,000 Ordinary Shares, NIS 1.00 nominal value (the "Ordinary Shares") to be issued under the Lipman Electronic
Engineering Ltd. 2004 Share Option Plan (the "Plan").

As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the
Company have been duly taken to authorize the issuance of the Ordinary Shares pursuant to the Plan and the Ordinary Shares being registered pursuant to the
Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration
Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                             Very truly yours,

                                             /s/ Shnitzer, Gotlieb, Sharon & Co.
                                             -----------------------------------
                                             Shnitzer, Gotlieb, Sharon & Co.